UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

CEREPLAST, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-676-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 29, 2010, Craig Robert Peus and Franklin L. Hunt were appointed to serve as directors of Cereplast, Inc. (the “Company”).

Mr. Peus, age 37, currently serves as the Chairman and Founder of One Simple Move Inc., a web-based relocation software company, a position he has held since June 2006. Mr. Peus also currently serves as an advisor to three operating companies providing general business advice. Mr. Peus has served as a Managing Director of Waveland Capital Group, Inc. a multi-service investment bank. From June 2003 through December 2009, Mr. Peus was the Managing Partner and Co-Founder of Blossom Street Capital Advisors, LLC, an investment banking firm and licensed broker/dealer. Mr. Peus has held executive level positions at Astera Care, LLC, MTS Health Partners, LP, KRS Kapital, LLC and was a financial analyst at Salomon Brothers, Inc. Mr. Peus received a Bachelor of Sciences Degree in Biological Sciences from Stanford University.

Mr. Peus was appointed to serve as the Chairman of the Audit Committee of the Company.

Mr. Peus’ background and experience in finance led to the conclusion that Mr. Peus is qualified as a director of the Company, in light of the Company’s business and structure.

Mr. Hunt, age 60, is the owner of Hunt Business Consulting, a company that provides consultation to companies regarding current requirements under GAAP and IFRS. Mr. Hunt served as a member of HJ &Associates, LLC from 1995 through May 2010. Mr. Hunt received a Bachelor of Science degree from Brigham Young University. He is a member of AICPA and UACPA and is a CPA licensed in Utah.

Mr. Hunt’s background and experience led to the conclusion that Mr. Hunt is qualified to serve as a director of the Company, in light of the Company’s business and structure.

Messrs. Peus and Hunt have not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, Messrs. Peus and Hunt have not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

There is no arrangement or understanding between each of Messrs. Peus and Hunt and any other persons pursuant to which they were selected as a director. Also, there is no family relationship between either of Messrs. Peus and Hunt and any directors or executive officers of the Company.

On September 29, 2010, Steve Hanni resigned as a director of the Company for personal reasons. There were no disagreements between Mr. Hanni and the Company that led to his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2010

CEREPLAST, INC.

By: /s/ Frederic Scheer

Name: Frederic Scheer
Title: Chief Executive Officer

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